UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 17, 2014

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01  Other Events.

As previously disclosed in a Form 8-K filed on January 17, 2014, a former member of our Board of Directors, Greg Williams, had threatened litigation against us in connection with Mr. Williams’ sale of 300,000 shares of our common stock to certain third parties in April 2013.  On April 1, 2014, he filed a lawsuit in the 122nd District Court of Galveston County, Texas against the third parties, Torchlight Energy Resources, Inc., Torchlight Energy, Inc., our Chief Executive Officer, Thomas Lapinski, and our President, John Brda.  Neither Torchlight, Mr. Lapinski nor Mr. Brda have been served as of the date of this report.  Although neither Torchlight, Mr. Brda nor Mr. Lapinski received any consideration from the sale, Mr. Williams alleges that Messrs. Brda and Lapinski made misrepresentations to him in connection with the sale, and accordingly they, Torchlight and the third parties are liable to him.  Mr. Williams seeks a rescission of the sale and/or damages. We believe Mr. Williams’ allegations and claims are completely without merit and factual basis.  We intend to vigorously defend ourselves and to pursue any and all rights and remedies against Mr. Williams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: April 17, 2014	By: /s/ John Brda
John Brda
President

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